UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

ECHOSTAR CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

100 INVERNESS TERRACE E.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 706-4000

(Registrant’s telephone number, including area code)

HUGHES SATELLITE SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO	333-179121	45-0897865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 INVERNESS TERRACE E. ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 706-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On May 12, 2015, EchoStar Corporation, the parent company of Hughes Satellite Systems Corporation (“HSSC”), issued a press release announcing that HSSC has given notice of its intention to redeem $110 million of the outstanding $1.1 billion principal amount of HSSC’s 6½% Senior Secured Notes due 2019 (CUSIP Number 444454 AB8) (the “Secured Notes”), such Secured Notes to be selected by The Depository Trust Company (the “Depositary”) for redemption in accordance with the Depositary’s applicable procedures.

The Secured Notes called for redemption will be redeemed on June 12, 2015 (the “Redemption Date”) at a redemption price equal to 103.000% of the principal amount thereof (i.e., $1,030 for each $1,000 principal amount of such redeemed Secured Note) plus any accrued and unpaid interest to, but excluding, the Redemption Date (i.e., $31.958333 for each $1,000 principal amount of such redeemed Secured Note) (subject to the right of holders of record of such Secured Note on the record date of June 1, 2015 to receive interest due on the relevant interest payment date, as described in the following sentence).  As the Redemption Date is after an interest record date but prior to the related interest payment date, pursuant to the indenture governing the Secured Notes, any accrued and unpaid interest with respect to any redeemed Secured Note (consisting of accrued and unpaid interest to, but excluding, the Redemption Date) shall be paid to the person in whose name such Secured Note was registered at the close of business on the record date of June 1, 2015.

A copy of the press release is included as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release dated May 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

HUGHES SATELLITE SYSTEMS CORPORATION

Date: May 12, 2015	By:	/s/ Dean A. Manson
Dean A. Manson
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press release dated May 12, 2015